As filed with the Securities and Exchange Commission on June 20, 2013
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________

VMWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)
________________________________________

DELWARE (State or Other Jurisdiction of Incorporation or Organization)	94-3292913 (I.R.S. Employer Identification No.)
3401 Hillview Avenue
Palo Alto, CA 94304
(Address, Including Zip Code, of Registrant's Principal Executive Offices)
________________________________________
VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan
VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan
(Full Title of the Plan)
________________________________________
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer
and Secretary
VMware, Inc.
3401 Hillview Avenue
Palo Alto, CA 94304
(650) 427-5000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.01 par value per share
Outstanding under the Amended and Restated 2007 Equity and Incentive Plan (option substituted in connection with acquisitions)	917,070	$5.06(2)	$4,640,374.20(2)	$632.95
Outstanding under the Amended Restated 2007 Equity and Incentive Plan (restricted stock awards, restricted stock units and shares issued under options substituted in connection with acquisitions)	1,049,923	$70.07(2)	$73,568,104.61(2)	$10,034.69
To be issued under the Amended and Restated 2007 Equity and Incentive Plan	13,300,000	$70.07(3)	$931,931,000.00(3)	$127,115.39
To be issued under the Amended and Restated 2007 Employee Stock Purchase Plan	7,900,000	$59.56(4)	$470,520,050.00(4)	$64,178.94

(1)
This Registration Statement covers (a) 1,966,993 shares of the Registrant’s Class A common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to awards granted under the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan (the “Equity Plan”); (b) 13,300,000 shares of the Registrant’s Common Stock that may be issued pursuant to awards to be granted under the Equity Plan; and (c) 7,900,000 shares of the Registrant’s Common Stock that may be issued pursuant to purchases under the VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan, as amended (the “ESPP”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the Equity Plan or the ESPP by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of the weighted average exercise price per share of $5.06 for 917,070 shares of the Registrant’s Common Stock subject to options previously granted by entities acquired by the Registrant and assumed under the Equity Plan and price per share of $70.07 for 1,049,923 shares of the Registrant’s Common Stock subject to restricted stock awards previously granted by such entities and assumed under the Equity Plan. The average price per share for the 1,049,923 shares issuable pursuant to awards previously granted by entities acquired by the Company and assumed under the Equity Plan is based on the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on June 17, 2013.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on June 17, 2013.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on June 17, 2013 multiplied by 85%. Pursuant to the ESPP, the purchase price of the Common Stock issued thereunder is 85% of the lower of the fair market value of the Common Stock on the first trading day of each offering period or on the last trading day of each offering period.

INTRODUCTION
This registration statement on Form S-8 is filed by VMware, Inc. (referred to herein as “we,” “our” or “us”) and relates to (a) 1,966,993 shares of our Class A common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to awards granted under the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan (the “Equity Plan”); (b) 13,300,000 shares of our Common Stock that are reserved for issuance pursuant to awards to be granted under the Equity Plan; and (c) 7,900,000 shares of our Common Stock that are reserved for issuance pursuant to purchases under the VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “ESPP”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
We are not filing or including in this Registration Statement on Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the Commission:

(1)
The description of the Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on July 27, 2007, including any amendments or reports filed for the purpose of updating such description:

(2)	Annual Report on Form 10-Q filed with the Commission on May 3, 2013 for the fiscal quarter end March 31, 2013; and

(3)	Quarterly Report on Form 10-Q filed with the Commission on May 3, 2013 for the fiscal quarter ended March 31, 2013; and

(4)
Current Reports on Form 8-K filed with the Commission on January 28, 2013 (but only the information reported under Item 2.05 thereof is incorporated herein by reference), February 11, 2013, February 21, 2013, April 2, 2013, April 16, 2013 and May 30, 2013.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. A Current Report on Form 8-K furnished to the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable

Item 5. Interests of Named Experts and Counsel.
The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by S. Dawn Smith, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Registrant. Ms. Smith holds options to purchase Common Stock, owns shares of Common Stock and is eligible to participate in the Registrant's equity plans.
Item 6. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that, to the fullest extent of Delaware law, none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers in the form filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-142368) that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our officers and directors are insured under an officers and directors liability insurance policy.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit	Description
5.1	Opinion of Counsel
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney included on the signature pages to this Registration Statement.
99.1	VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan.
99.2	VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan
Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, VMware, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on June 20, 2013.

VMWARE, INC.
By:	/s/ Patrick P. Gelsinger
Name:	Patrick P. Gelsinger
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Patrick P. Gelsinger, Jonathan C. Chadwick and S. Dawn Smith and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick P. Gelsinger	Chief Executive Officer and Director	June 20, 2013
Patrick P. Gelsinger	(Principal Executive Officer)

/s/ Jonathan C. Chadwick	Chief Financial Officer and Executive Vice President	June 20, 2013
Jonathan C. Chadwick	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph M. Tucci	Chairman of the Board of Directors	June 20, 2013
Joseph M. Tucci

/s/ Michael W. Brown	Director	June 20, 2013
Michael W. Brown

/s/ John R. Egan	Director	June 20, 2013
John R. Egan

/s/ David I. Goulden	Director	June 20, 2013
David I. Goulden

/s/ Renee J. James	Director	June 20, 2013
Renee J. James

/s/ Paul A. Martiz	Director	June 20, 2013
Paul A. Martiz

/s/ Dennis D. Powell	Director	June 20, 2013
Dennis D. Powell

/s/ David N. Strohm	Director	June 20, 2013
David N. Strohm

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Counsel
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney included on the signature pages to this Registration Statement
99.1	VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan
99.2	VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan